Exhibit (2)(b)
BY-LAWS
OF
NUVEEN LEVERAGED MUNICIPAL CLOSED-END FUNDS
ORGANIZED AS
MINNESOTA CORPORATIONS
(Amended and Restated as of February 20, 2006)
ARTICLE I
SCOPE AND OFFICES
     Section 1.1. Scope. These are the By-Laws of each Nuveen Leveraged Municipal Closed-End Fund listed on Exhibit A, each a Minnesota Corporation (each such fund being referred to individually as the “Corporation”).
     Section 1.2 Registered Office. The registered office of the Corporation in the State of Minnesota shall be at C T Corporation System Inc., 405 Second Avenue South, Minneapolis, Minnesota 55401, or at such other address as may be fixed by the Board of Directors.
     Section 1.3 Other Offices. The Corporation may have such other offices and places of business within or without the State of Minnesota as the Board of Directors shall determine.
SHAREHOLDERS
     Section 2.1 Place of Meetings. Meetings of the shareholders may be held at such place or places within or without the State of Minnesota as shall be fixed by the Board of Directors and stated in the notice of the meeting.
     Section 2.2 Regular Meeting. Regular meetings of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on an annual or other less frequent periodic basis at such date and time as the Board of Directors by resolution shall designate, except as otherwise required by the Minnesota Business Corporation Act or by other applicable law.
     Section 2.3 Special Meeting. Special meetings of the shareholders for any purpose or purposes may be called by the Chairman of the Board, the Chief Administrative Officer, the Controller, or two or more directors, and must be called at the written request, stating the purpose or purposes of the meeting, of shareholders entitled to cast at least 10 percent of all the votes entitled to be cast at the meeting.

     Section 2.4 Notice of Meetings. Notice stating the time and place of the meeting, and in the case of a special meeting the purpose or purposes thereof and by whom called, shall be given to each shareholder entitled to vote, and each other shareholder entitled to notice of the meeting under the Minnesota Business Corporation Act not less than ten nor more than sixty days prior to the meeting, except where the meeting is an adjourned meeting to be held not more than 120 days after the date fixed for the original meeting and the date, time and place of the meeting were announced at the time of the adjournment.
     Section 2.5 Requirements for Matters to be Considered. (a) In addition to any other requirements under applicable law and the Corporation’s Articles of Incorporation and these By-Laws, any proposal to elect any person nominated by shareholders for election as director and any other proposals by shareholders may only be brought before a regular meeting if timely written notice (the “Shareholder Notice”) is provided to the Secretary. Unless a greater or lesser period is required under applicable law and except as provided in the following sentence, to be timely, the Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty-five (45) days nor more than sixty (60) days prior to the first anniversary date of the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the first anniversary date of the annual meeting for the preceding year and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such Shareholder Notice must be given in the manner provided herein by the later of the close of business on (i) the date forty-five (45) days prior to such Other Annual Meeting Date or (ii) the tenth (10th) business day following the date such Other Annual Meeting Date is first publicly announced or disclosed. In the case of a shareholder proposal to amend the Articles of Incorporation pursuant to Section 302A.135, Subd. 2 of the Minnesota Business Corporation Act or to amend these By-Laws pursuant to Section 302A.181, Subd. 2 of the Minnesota Business Corporation Act, the Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the time referred to in the first sentence of said Section 302A.135, Subd. 2.
     Any shareholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation shall deliver, as part of such Shareholder Notice: (i) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address and nationality of the person or persons to be nominated; (B) the class or series and number of all shares of the Corporation owned of record or beneficially by each such person or persons, as reported to such shareholder by such nominee(s); (C) any other information regarding each such person required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision thereto); (D) any other information regarding the person or persons to be nominated that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether such shareholder believes any nominee is or will be an “interested person” of the Corporation (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) and, if not an “interested person,” information regarding each nominee that will be sufficient for the Corporation to make such determination; and (ii) the written and signed consent of the person or persons to be nominated to be named as nominees and to serve as directors if elected. In addition, the directors may require any proposed nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such proposed nominee to serve as a director.
     Without limiting the foregoing, any shareholder who gives a Shareholder Notice of any matter proposed to be brought before a shareholder meeting (whether or not involving nominees for director) shall deliver, as part of such Shareholder Notice: (i) the description of and text of the proposal to be presented; (ii) a brief written statement of the reasons why such shareholder favors the proposal; (iii) such shareholder’s name and address as they appear on the Corporation’s books; (iv) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the matter(s) proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) the class or series and number of all shares of the Corporation beneficially owned and of record by such shareholder; (vi) any material interest of such shareholder in the matter proposed (other than as a shareholder); (vii) a representation that the shareholder intends to appear in person or by proxy at the shareholder meeting to act on the matter(s) proposed; (viii) if the proposal involves nominee(s) for directors, a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder; and (ix) in the case of a shareholder (a “Beneficial Owner”) that holds shares entitled to vote at the meeting through a nominee or “street name” holder of record, evidence establishing such Beneficial Owner’s indirect ownership of, and entitlement to vote, shares at the meeting of shareholders. As used in this Section 2.5, shares “beneficially owned” shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.
     (b) For purposes of this Section 2.5, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Corporation with the Securities and Exchange Commission, or in a Web site accessible to the public maintained by the Corporation or by its investment adviser.
     (c) In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this Section 2.5.

     (d) The person presiding at any annual or special meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 2.5 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.
     Section 2.6 Quorum and Action. (a) The holders of a majority of the voting power of the shares entitled to vote at a meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. Notwithstanding the foregoing, when holders of shares of Preferred Stock are entitled to elect any of the Corporation’s directors by class vote of such holders, the holders of 33 1/3% of such shares entitled to vote at a meeting shall constitute a quorum for the purpose of such an election.
     (b) The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at a meeting of shareholders at which a quorum is present, except as may be otherwise required by the 1940 Act, the Minnesota Business Corporation Act or the Corporation’s Articles of Incorporation, and except that directors shall be elected by a plurality of the voting power of the shares present and entitled to vote at such meeting.
     (c) On each matter submitted to vote of the shareholders, each holder of a share shall be entitled to one vote for each such share standing in his name on the books of the Corporation, except as may be otherwise required by the 1940 Act, the Minnesota Business Corporation Act or the Corporation’s Articles of Incorporation.
     Section 2.7 Voting. At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy and, except as may be otherwise provided by the 1940 Act, shall have one vote for each share of stock registered in his name.
     Section 2.8 Proxy Representation. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. The appointment of a proxy is valid for eleven months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the shares or in the Corporation. The placing of a shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the Internet) obtained pursuant to procedures which are reasonably designed to verify that such instructions have been authorized by such shareholder, shall constitute execution of such proxy by or on behalf of such shareholder. Any copy, facsimile telecommunication or other reliable reproduction of a proxy may be substituted for or used in lieu of the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original proxy.
     Section 2.9 Adjourned Meetings. Any meeting of shareholders may, by announcement thereat, be adjourned to a designated time and place by the vote of the holders of a majority of the shares present and entitled to vote thereat even though less than a quorum is so present. An adjourned meeting may reconvene as designated, and when a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.
     Section 2.10 Action by Written Consent in Lieu of Meeting of Stockholders. — See Section 6.4 of these By-Laws.
DIRECTORS
     Section 3.1 Qualifications and Number; Vacancies. Each director shall be a natural person.  A director need not be a shareholder, a citizen of the United States, or a resident of the State of Minnesota. The number of Directors shall be no greater than fifteen and no less than three, and the Board of Directors, by a vote of a majority of the entire Board, shall fix this number (within the stated range) by resolution.  The number of directors may be increased or, subject to the provisions of the Minnesota Business Corporation Act, decreased at any time by amendment to these By-laws by action of the directors or the shareholders.  The first Board of Directors shall be as set forth in the Articles of Incorporation and shall hold office until the first regular meeting of the shareholders, and until their successors are elected and qualified.  Thereafter directors who are elected at a regular meeting of shareholders shall hold office until the next regular meeting of shareholders and until their successors are elected and qualified, and directors who are elected in the interim to fill vacancies and newly created directorships shall hold office until qualified successors are elected at the next regular or special meeting of the shareholders.  Vacancies on the Board of Directors resulting from the death, resignation, removal, or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum.  Vacancies on the Board of Directors resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase.
     Section 3.2 Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except those conferred on or reserved to the shareholders by statute, the Articles of Incorporation or these By-Laws.
     Section 3.3 Investment Policies. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation are at all times consistent with the investment objective, policies and restrictions with respect to securities investments and otherwise of the Corporation filed from time to time with the Securities and Exchange Commission and as required by the 1940 Act, unless such duty is delegated to an investment adviser pursuant to a written contract, as provided in the Articles of Incorporation. The Board, however, may delegate the duty of management of the assets of the Corporation, and may delegate such other of its powers and duties as are permitted by the Articles of Incorporation, to the Executive Committee or any other committee, or to an individual or corporate investment adviser to act as investment adviser pursuant to a written contract.
     Section 3.4 Meetings. Regular meetings of the Board of Directors may be held without notice at such times as the Board shall fix and announce at Board meetings from time to time. Special meetings of the Board may be called by the Chairman of the Board or the Chief Administrative Officer, and shall be called at the written request of any director. Unless waived by each director, three days’ notice of special meetings shall be given to each director in person, by mail, by telephone, or by telegram or cable, or by any other means that reasonably may be expected to provide similar notice. Notice of special meetings need not state the purpose or purposes thereof, except as provided by these By-Laws or by statute. Meetings of the Board may be held at any place within or outside the State of Minnesota. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a meeting of the Board or of a Committee of the Board, if the notice requirements have been met (or waived) and if the number of directors participating in the conference would be sufficient to constitute a quorum at such meeting. Participation in such meeting by that means constitutes presence in person at the meeting.
     Section 3.5 Quorum and Action. A majority of the directors currently holding office, or in the case of a meeting of a Committee of the Board, a majority of the members of such Committee, shall constitute a quorum for the transaction of business at any meeting. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum. At any duly held meeting at which a quorum is present, the affirmative vote of the majority of the directors present shall be the act of the Board of Directors or the Committee, as the case may be, on any question, except where the act of a greater number is required by these By-Laws, by the Articles of Incorporation or by statute.
     Section 3.6 Action by Written Consent in Lieu of Meetings of Directors — See Section 6.4 of these By-Laws.
     Section 3.7 Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the Board, may designate from its members an Executive Committee, an Audit Committee (whose function shall be to advise the Board as to the selection of and review of the work of the independent public accountants of the Corporation) and any other committee, each such committee to consist of two or more directors and to have such powers and authority (to the extent permitted by law) as may be provided in such resolution. Any such committee may be terminated at any time by the affirmative vote of a majority of the Board of Directors.
OFFICERS
     Section 4.1 Number and Qualifications. The officers of the Corporation shall include a Chief Administrative Officer, a Controller, one or more Vice Presidents (one of whom may be designated an Executive Vice President), a Treasurer, and a Secretary. Any two or more offices may be held by the same person. Unless otherwise determined by the Board, each officer shall be appointed by the Board of Directors for a term which shall continue until the meeting of the Board of Directors following the next regular meeting of shareholders and until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws. The Board may from time to time elect, or delegate to the Chairman of the Board or the Chief Administrative Officer, or both, the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Corporation. Such other officers shall hold office for such terms as may be prescribed by the Board or by the appointing authority. The Chairman of the Board is not deemed to be an officer of the Corporation by virtue of serving as Board Chair.
     Section 4.2 Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the Chief Administrative Officer or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 4.3 Removal. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly convened meeting of the Board of Directors.
     Section 4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, may be filled for the unexpired portion of the term by the Board of Directors, or in the manner determined by the Board, or pursuant to the provisions of the Minnesota Business Corporation Act.
     Section 4.5 The Chairman of the Board. The Chairman of the Board shall be elected from among the directors. He shall:
     (a) when present, preside at all meetings of the Board and of the shareholders;
     (b) see that all orders and resolutions of the Board are carried into effect; and

     (c) maintain records of and, whenever necessary, certify all proceedings of the Board and the shareholders.
     Section 4.6. The Chief Administrative Officer. The Chief Administrative Officer shall be the chief executive and operating officer of the Corporation and, subject to the Chairman of the Board, he shall have general authority over and general management and control of the business and affairs of the Corporation. In general, he shall discharge all duties incident to the office of the chief executive and operating officer of the Corporation and such other duties as may be prescribed by the Board from time to time. The Chief Administrative Officer shall be authorized to do or cause to be done all things necessary or appropriate, including preparation, execution and filing of any documents, to effectuate the registration from time to time of the Common Stock or Preferred Stock of the Corporation with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. He shall perform all duties incident to the office of Chief Administrative Officer and such other duties as from time to time may be assigned to him by the Directors or by these By-Laws. In the absence of the Chairman of the Board or in the event of his disability, or inability to act or to continue to act, the Chief Administrative Officer shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.
     Section 4.7 Executive Vice-President. In the case of the absence or inability to act of the Chief Administrative Officer, the Executive Vice-President (if one has been designated) shall perform the duties of the Chief Administrative Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Administrative Officer. The Executive Vice-President shall perform all duties incident to the office of Executive Vice-President and such other duties as from time to time may be assigned to him by the Board, the Chief Administrative Officer or these By-Laws.
     Section 4.8 Vice-Presidents. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Board, the Chairman or the Chief Administrative Officer.
     Section 4.9 Controller. The Controller shall:
     (a) keep accurate financial records for the Corporation;
     (b) render to the Chairman, the Chief Administrative Officer and the Board, whenever requested, an account of all transactions by and of the financial condition of the Corporation; and
     (c) in general, perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned to him by the Board, the Chairman or the Chief Administrative Officer. The Controller shall be the chief financial officer of the Corporation for purposes of the Minnesota Business Corporation Act.

     Section 4.10 Treasurer. The Treasurer shall:
     (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or trust company pursuant to a written agreement designating such bank or trust company as custodian of the property of the Corporation, as required by Section 6.7 of these By-Laws;
     (b) deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board;
     (c) endorse for deposit all notes, checks, and drafts received by the Corporation making proper vouchers therefor;
     (d) disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board;
     (e) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the Chairman or the Chief Administrative Officer.
     Section 4.11 The Secretary. The Secretary shall:
     (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the shareholders;
     (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by statute;
     (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal;
     (d) see that the books, reports, statements, certificates and other documents and records required by statute to be kept and filed are properly kept and filed; and
     (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the Chief Administrative Officer.
     Section 4.12 Salaries. The salaries of all officers shall be fixed by the Board of Directors, and the Board has the authority by majority vote to reimburse expenses and to establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise.
CAPITAL STOCK

     Section 5.1 Stock Certificates. No certificates representing shares of Common Stock or Preferred Stock shall be issued except as the Board of Directors may otherwise authorize.
     Section 5.2 Books and Records; Inspection. The Corporation shall keep at its principal executive office, or at another place or places within the United States determined by the Board, a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The Corporation shall also keep, at its principal executive office, or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued, and such other documents and records as are required by the Minnesota Business Corporation Act.
     Section 5.3 Share Transfers. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these By-Laws, or any resolution or written agreement in respect thereof, transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with an officer of the Corporation, or with a transfer agent or a registrar and on surrender of any certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these By-Laws, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to an officer of the Corporation, shall be so expressed in the entry of transfer.
     Section 5.4 Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, certification, transfer and registration of shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.
     Section 5.5 Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation, a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except as otherwise required by law.
     Section 5.6 Record Date: Certification of Beneficial Owner.
     (a) The directors may fix a date not more than sixty (60) days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote, at the meeting or any adjournment thereof.
     (b) The directors may fix a date for determining shareholders entitled to receive payment of any dividend or distribution or an allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock.
     (c) In the absence of any such fixed record date, (i) the date for the determination of holders of shares entitled to notice of and entitled to vote at a meeting of shareholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, and (ii) the date for determining shareholders entitled to receive payment of any dividend or distribution or an allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock (shares) shall be the close of business on the day on which the resolution of the Board of Directors is adopted.
     (d) A resolution approved by the affirmative vote of a majority of the directors present may establish a procedure whereby a shareholder may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the Corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholders, are deemed the shareholders for the purposes specified in the writing.
MISCELLANEOUS
     Section 6.1 Seal. The Board of Directors shall provide a suitable corporate seal stating the corporate name, and state and year of incorporation, which shall be in the charge of the Secretary and shall be used as authorized by these By-Laws.
     Section 6.2 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors of the Corporation.
     Section 6.3 Notice and Waiver of Notice.
     (a) Any notice of a meeting required to be given under these By-Laws to shareholders and/or directors may be waived by any such person (i) orally or in writing signed by such person before, at or after the meeting or (ii) except as provided by the Minnesota Business Corporation Act, by attendance at the meeting in person or, in the case of a shareholder, by proxy.

     (b) Except as otherwise specifically provided herein, all notices required by these By-Laws shall be printed or written, and shall be delivered either personally, by telecopy, telegraph or cable, or by mail or courier or delivery service, and, if mailed, shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder or director at his address as it appears on the records of the Corporation.
     Section 6.4 Action by Written Consent in Lieu of Meetings.
     (a) An action which is required or permitted to be taken at a meeting of Directors and which also requires subsequent Shareholder approval may be taken by written action signed by all of the Directors. An action which is required or permitted to be taken at a meeting of the Directors or a Committee of the Directors but which does not require Shareholder approval may be taken by written action signed by the number of Directors that would be required to take the same action at a meeting of Directors or Committee, as the case may be, at which all Directors were present. The written action is effective when signed by the required number of Directors, unless a different effective time is provided in the written action. When written action is taken by less than all Directors, all Directors shall be notified immediately of this text and effective date.
     (b) An action which requires shareholder approval and which is required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date.
     Section 6.5 Reports to Shareholders. The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the Corporation and at such other times, if any, as may be directed by the Board of Directors. A report to the shareholders based upon such examination shall be mailed to each shareholder of the Corporation of record at his address as the same appears on the books of the Corporation. Each such report shall show the assets and liabilities of the Corporation as of the Annual or other period covered by the report and the securities in which the funds of the Corporation were then invested; such report shall also show the Corporation’s income and expenses for the period from the end of the Corporation’s preceding fiscal year to the close of the annual or other period covered by the report and any other information required by the 1940 Act, and shall set forth such other matters as the Board or such independent firm of public accountants shall determine.
     Section 6.6 Approval of Firm of Independent Public Accountants. At any regular meeting of the shareholders of the Corporation there may be submitted, for ratification or rejection, the name of the firm of independent public accountants which has been selected for the fiscal year in which such meeting is held by a majority of those members of the Board of Directors who are not investment advisers of, or affiliated persons of an investment adviser of, or officers or employees of, the Corporation, as such terms are defined in the 1940 Act.
     Section 6.7 Custodian. All securities and cash of the Corporation shall be held by a custodian meeting the requirements for a custodian contained in the 1940 Act and the rules and regulations thereunder and in any applicable state securities or blue sky laws. The Corporation shall enter into a written contract with the custodian regarding the powers, duties and compensation of the custodian with respect to the cash and securities of the Corporation held by the custodian. Said contract and all amendments thereto shall be approved by the Board of Directors of the Corporation. The Corporation shall upon the resignation or inability to serve of the custodian obtain a successor custodian and require that the cash and securities owned by the Corporation be delivered directly to the successor custodian.
     Section 6.8 Prohibited Transactions. No officer or director of the Corporation or of its investment adviser shall deal for or on behalf of the Corporation with himself, as principal or agent, or with any corporation or partnership in which he has a financial interest. This prohibition shall not prevent: (a) officers or directors of the Corporation from having a financial interest in the Corporation, its principal underwriter or its investment adviser; (b) the purchase of securities for the portfolio of the Corporation or the sale of securities owned by the Corporation through a securities dealer, one or more of whose partners, officers or directors is an officer or director of the Corporation, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such service; (c) the purchase or sale of securities for the portfolio of the Corporation pursuant to a rule under the 1940 Act or pursuant to an exemptive order of the Securities and Exchange Commission; or (d) the employment of legal counsel, registrar, transfer agent, dividend disbursing agent, or custodian having a partner, officer or director who is an officer or director of the Corporation, provided only customary fees are charged for services rendered to or for the benefit of the Corporation.
     Section 6.9 Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors. The Board of Directors shall, in any event, require the Corporation to provide and maintain a bond issued by a reputable fidelity insurance company, authorized to do business in the place where the bond is issued, against larceny and embezzlement, covering each officer and employee of the Corporation, who may singly, or jointly with others, have access to securities or funds of the Corporation, either directly or through authority to draw upon such funds or to direct generally the disposition of such securities, such bond or bonds to be in such reasonable form and amount as a majority of the Board of Directors who are not “interested persons” of the Corporation as defined in the 1940 Act shall approve not less than once every twelve months, with due consideration to all relevant factors including, but not limited to, the value of the aggregate assets of the Corporation to which any such officer or employee may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the corporation’s portfolio, and as meet all requirements which the Securities and Exchange Commission may prescribe by order, rule or regulation.
AMENDMENTS
     Section 7. Except as provided by the Minnesota Business Corporation Act, these By-Laws may be amended or repealed, or new By-Laws may be adopted, by the Board of Directors at any meeting thereof, provided that notice of such meeting shall have been given if required by these By-Laws, which notice, if required, shall state that amendment or repeal of the By-Laws or adoption of new By-Laws, is one of the purposes of such meeting, or by action of the Board of Directors by written consent in lieu of a meeting. Any such By-Laws adopted by the Board may be amended or repealed, or new By-Laws may be adopted, by the vote of the shareholders of the Corporation, at any regular or special meeting thereof, provided that the notice of such meeting shall have been given as provided in these By-Laws, which notice shall state that amendment or repeal of these By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting, or by action of the shareholders by written consent in lieu of a meeting.

Exhibit A
Nuveen Premium Income Municipal Fund, Inc.
Nuveen Performance Plus Municipal Fund, Inc.
Nuveen California Performance Plus Municipal Fund, Inc.
Nuveen New York Performance Plus Municipal Fund, Inc.
Nuveen Municipal Advantage Fund, Inc.
Nuveen Municipal Market Opportunity Fund, Inc.
Nuveen California Municipal Market Opportunity Fund, Inc.
Nuveen Investment Quality Municipal Fund, Inc.
Nuveen California Investment Quality Municipal Fund, Inc.
Nuveen New York Investment Quality Municipal Fund, Inc.
Nuveen Insured Quality Municipal Fund, Inc.
Nuveen New Jersey Investment Quality Municipal Fund, Inc.
Nuveen Select Quality Municipal Fund, Inc.
Nuveen California Select Quality Municipal Fund, Inc.
Nuveen New York Select Quality Municipal Fund, Inc.
Nuveen Quality Income Municipal Fund, Inc.
Nuveen Insured Municipal Opportunity Fund, Inc.
Nuveen Michigan Quality Income Municipal Fund, Inc.
Nuveen Ohio Quality Income Municipal Fund, Inc.
Nuveen California Quality Income Municipal Fund, Inc.
Nuveen New York Quality Income Municipal Fund, Inc.
Nuveen Premier Municipal Income Fund, Inc.
Nuveen Premier Insured Municipal Income Fund, Inc.
Nuveen Premium Income Municipal Fund 2, Inc.
Nuveen Arizona Premium Income Municipal Fund, Inc.
Nuveen Insured California Premium Income Municipal Fund, Inc.
Nuveen Michigan Premium Income Municipal Fund, Inc.
Nuveen New Jersey Premium Income Municipal Fund, Inc.
Nuveen Insured New York Premium Income Municipal Fund, Inc.
Nuveen Premium Income Municipal Fund 4, Inc.
Nuveen Insured California Premium Income Municipal Fund 2, Inc.

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